UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2025, Nukkleus Inc. ("Nukkleus" or the "Company"), together with its wholly-owned Israeli subsidiary Nukk Picolo Ltd. (the "Subsidiary"), entered into a Stock Purchase Agreement (the "Agreement") with Tiltan Software Engineering Ltd. ("Tiltan"), an Israeli corporation specializing in AI software solutions for the defense and aerospace industry, and Arie Shafir, the sole shareholder of Tiltan (the "Shareholder").

Tiltan is an Israeli company established in 2015 that specializes in AI solutions used for Geographic Information Systems (GIS), mapping, modeling, and simulation technologies for defense and commercial applications.

Pursuant to the Agreement, the Subsidiary will acquire 100% of the issued and outstanding share capital of Tiltan for a total purchase price of NIS 47,600,000 (approximately $14 million at current exchange rates) (the "Purchase Price").

The Purchase Price will be paid through a combination of cash and equity consideration as follows:

Cash Component: NIS 35,700,000 (approximately $10.5 million), representing 75% of the Purchase Price, will be paid in six equal installments of NIS 5,950,000 (approximately $1.75 million) each. The first installment is payable at closing, with subsequent payments due every 36 days thereafter over a 180-day period. In connection with the cash component, upon execution and delivery of the Agreement the Company issued a secured promissory note (the “Note”) to the Shareholder in the principal amount of NIS 29,750,000 (approximately $8.75 million), representing five-sixths of the cash component. The Note is non-interest bearing unless an event of default occurs, in which case interest accrues at 10% per annum. The Note is payable in five equal installments of NIS 5,950,000 each, payable over the 180-day payment period. The Company may prepay the Note at any time without penalty. Additionally, NIS 666,667 from each of the first three cash payments (totaling NIS 2,000,000) will be retained by Tiltan as working capital rather than distributed to the Shareholder. The Note is secured by a first-priority lien on the Tiltan shares to be transferred to the Company.

Equity Component: At closing, the Company will deposit into escrow shares of Nukkleus common stock to secure the payment due on the 180th day after closing (the “Settlement Date”). On the Settlement Date, the Shareholder will receive from escrow the number of shares equal to 25% of the Purchase Price, with the number of shares to be based on the market price on the Settlement Date. If the value of the shares in escrow are more than 25% of the Purchase Price, the Shareholder shall receive only that number of shares to which he is entitled to and the excess shares shall be returned to the Company. If the value of the escrowed shares are less than 25% of the Purchase Price, or NIS 11,900,000 (approximately $3.5 million), the Company will issue additional shares to the Shareholder or pay the differential in cash.

The transaction is subject to customary closing conditions, including:

●	Receipt of required regulatory approvals, including notification to the Israeli Defense Export Controls Agency regarding the change of control;

●	Delivery of PCAOB-compliant audited financial statements for Tiltan for fiscal years 2023 and 2024, and quarterly financial statements for 2025, with the Company reimbursing Tiltan for associated audit costs;

●	Distribution by Tiltan of a dividend to the Shareholder immediately prior to closing;

●	Accuracy of representations and warranties in all material respects;

●	Absence of any material adverse effect on Tiltan; and

●	Execution of customary ancillary agreements.

In connection with the transaction, the parties have agreed to establish an employee retention and incentive program consisting of (i) NIS 500,000 to be allocated by the Shareholder from the Purchase Price, (ii) NIS 1,000,000 in cash to be contributed by Nukkleus, and (iii) NIS 1,000,000 in Nukkleus stock options to be granted to Tiltan employees. Tiltan’s CEO will determine individual allocations under this program.

Through this acquisition, Nukkleus will obtain Tiltan’s portfolio of proprietary defense and aerospace software products, including T-BAT (GPS-denied navigation and landing software), T-TRACK (real-time video motion detection and tracking), AGM (3D mapping and GIS generation from aerial imagery), TOPS (physics-based 3D simulation system with thermal and radar capabilities), Majestic.ai (AI training dataset and synthetic data generation), and T-Aware (multi-sensor operational management system for situational awareness).

The Agreement contains customary representations, warranties, and covenants of the parties. The parties have agreed to indemnification provisions subject to a deductible and cap equal to 10% of the Purchase Price. The Agreement is governed by Delaware law with disputes subject to mediation and, if necessary, adjudication in the courts of Tel Aviv-Jaffa, Israel applying Delaware law.

As part of the Company’s strategic expansion into defense and aerospace markets, Nukkleus has incorporated Nukkleus Defense AI Applications, Inc., a Delaware subsidiary ("Nukkleus Defense"), which will focus on the commercialization of Tiltan’s defense-related software solutions and the development of proprietary software solutions for defense and aerospace applications.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The above description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated September 1, 2025, by and among Nukkleus Inc., Nukk Picolo Ltd., Tiltan Software Engineering Ltd., and Arie Shafir.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: September 2, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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